Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Media

George Rhynedance

(719) 637-4182

george.rhynedance@vectrus.com

Investors

Cynthia Frothingham

(719) 637-5844

cynthia.frothingham@vectrus.com

Vectrus Begins Operations as a Publicly Traded Company

COLORADO SPRINGS, Colo., Sept. 29, 2014 – Vectrus, Inc. (NYSE: VEC) has completed its spin-off from Exelis Inc.

The new company begins operations Monday as a leading provider of infrastructure asset management, information technology and network communication services and logistics and supply chain management services to the U.S. government worldwide. With revenue of $1.5 billion in 2013 and approximately 5,600 employees, Vectrus brings a more than 50-year history of deploying resources rapidly and with precision to support the mission success of its customers.

Regular-way trading of Vectrus shares on the New York Stock Exchange begins Monday under the ticker symbol VEC.

“We are very pleased to join the industry community of service providers as a stand-alone, publicly traded company with solid positions in infrastructure, logistics, and network communications,” said Vectrus Chief Executive Officer and President Ken Hunzeker. “Our well-established, long-term experience in serving customers and their critical missions and our expeditionary workforce positions Vectrus well to provide immediate value to our customers, employees and shareholders.”

Members of the senior management team assisting Hunzeker have significant relevant industry, military and government experience and have a solid record of delivering customer success in a variety of senior industry and government leadership roles. The corporate leaders are:

•	Kenneth W. Hunzeker, Chief Executive Officer and President.

•	Theodore R. Wright, Executive Vice President and Chief Operating Officer.

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•	Matthew M. Klein, Senior Vice President and Chief Financial Officer.

•	Michele L. Tyler, Senior Vice President, Chief Legal Officer and Corporate Secretary.

•	Frank A. Peloso, Senior Vice President and Chief Human Resources Officer.

•	Janet Oliver, Senior Vice President, Business Development.

•	Charles A. Anderson, Senior Vice President, Programs.

•	Kelvin R. Coppock, Senior Vice President, Contracts.

•	George H. Rhynedance, Vice President and Chief Communications Officer.

•	Richard A. Hanley, Vice President, Estimating and Pricing.

“I am honored to lead this company into the future and to build on the Vectrus legacy,” said Hunzeker. “We are all very excited about what the future holds. With our deep understanding of customer requirements and a value proposition that delivers operational excellence, superior program performance and affordable value-added services, we are confident that the future is bright.”

Additional information about Vectrus, including its board of directors, is available at the company’s website: www.vectrus.com. The company’s information statement, which includes detailed business and financial information regarding Vectrus, is included with its Form 10 Registration Statement filed with the U.S. Securities and Exchange Commission.

About Vectrus

Vectrus is a leading, global government services company with a history in the services market that dates back more than 50 years. The company provides infrastructure asset management, information technology and network communication services, and logistics and supply chain management services to U.S. government customers around the world. Vectrus is differentiated by operational excellence, superior program performance, a history of long-term customer relationships, and a strong commitment to the mission success of its customers. Vectrus is headquartered in Colorado Springs, Colo., and includes about 5,600 employees, working in the most challenging environments in the world, on four continents and in 18 countries. In 2013, Vectrus generated sales of $1.5 billion. For more information, visit our website at www.vectrus.com or connect with us on Facebook, Twitter, LinkedIn, and Youtube.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 (the “Act”): Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include, but are not limited to, statements about the separation of Vectrus, Inc. (the “Company”) from Exelis Inc., the terms and the effect of the separation, the nature and impact of such a separation, capitalization of the Company, future strategic plans and other statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as “may”, “will”, “likely”, “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements.

Such forward-looking statements include factors that could cause results to differ materially from the Company’s historical experience and its present expectations or projections. These risks and uncertainties include, but are not limited to: economic, political and social conditions in the countries in which we conduct our businesses; changes in U.S. or international government defense budgets; government regulations and compliance therewith, including changes to the Department of Defense procurement process; changes in technology; intellectual property matters; governmental investigations, reviews, audits and cost adjustments; contingencies related to actual or alleged environmental contamination, claims and concerns; delays in completion of the U.S. Government’s budget; our success in expanding our geographic footprint or broadening our customer base; our ability to realize the full amounts reflected in our backlog; impairment of goodwill; misconduct of our employees, subcontractors, agents and business partners; our ability to control costs; our level of indebtedness; subcontractor performance; economic and capital markets conditions; ability to retain and recruit qualified personnel; security breaches and other disruptions to our information technology and operations; changes in our tax provisions or exposure to additional income tax liabilities; changes in generally accepted accounting principles; and other factors set forth in the information statement attached to our Registration Statement on Form 10 and our other filings with the Securities and Exchange Commission.

In addition, there are risks and uncertainties relating to the separation, including whether those transactions will result in any tax liability, the operational and financial profile of the Company after giving effect to the separation, and the ability of the Company to operate as an independent entity.